UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): September 16, 2005


                             GIANT MOTORSPORTS, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-50243                   33-1025552
(State or other jurisdiction  (Commission File Number)        (I.R.S. Employer
    of incorporation)                                        Identification No.)

                              13134 State Route 62
                                Salem, Ohio 44460

                (Address of Principal Executive Offices/Zip Code)

                                 (330) 332-8534
              (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))
      |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

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Item 1.01. Entry into a Material Definitive Agreement

      Effective September 16, 2005, Giant Motorsports, Inc. (the "Company") sold to accredited investors pursuant to a subscription agreement and related documents (the "Subscription Documents"), in a private placement offering (the "Offering"), 2,870 shares of its newly-designated Series A Convertible Preferred Stock, stated value $1,000 per share (the "A Shares"), and common stock purchase warrants (the "Investor Warrants") to purchase up to of 5,740,000 shares (the "Warrant Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), resulting in the receipt by the Company of $2,870,000 of gross proceeds. In connection with the placement agent's acting as placement agent for the Offering (the "Placement Agent"), the Company paid it commissions of $229,600 and a nonaccountable expense allowance of $57,400. Additionally, the Company issued the Placement Agent an option (the "Agent Purchase Option") to purchase 287 A Shares and warrants (the "Agent Warrants") to purchase up to 574,000 Warrant Shares. After deduction of all Offering expenses, including the Placement Agent's commissions and nonaccountable expense allowance, the Company received net proceeds of $2,485,163.

      The securities sold by the Company in the Offering were exempt from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the provisions of Section 4(2) of the Act and Regulation D promulgated thereunder.

      Pursuant to the terms of Schedule 1 to the Subscription/Registration Rights Agreement (the "Rights Agreement") entered into between the Company and the investors in the Offering, the Company agreed to file, within 45 days after the final closing of the Offering, a registration statement to cover the resale of (i) the shares of Common Stock into which the A Shares convert, (ii) shares of Common Stock paid as dividends on the A Shares, (iii) the Investor Warrants and (iv) the Warrant Shares. The Company also agreed to register resales of the Agent Warrants and the shares of Common Stock issuable upon the exercise of the Agent Warrants. In addition, the Company has agreed to use its best efforts to cause such registration to be declared effective by the Securities Exchange Commission no later than 120 days after the date of the final closing of the Offering. All of such securities are collectively referred to hereafter as the "Registrable Securities." Failure of the Company to comply with the registration requirements in the Rights Agreement within the specified time periods would require the Company to pay certain liquidated damages until the failure to comply is cured.

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      Furthermore, the Placement Agent, or any holder of Investor Warrants, with the written consent of the Placement Agent, may request that the Company use its best efforts to cause the Investor Warrants and the Agent Warrants to be listed on the OTC Bulletin Board and/or any other market or exchange where the Common Stock is quoted or listed.

      A full description of the A Shares, the Investor Warrants, the Agent Purchase Option and the registration rights are set forth in the Certificate of Designation of the A Shares, the form of Investor Warrant, the form of Agent Purchase Option and the form of Rights Agreement filed as Exhibits 99.1, 99.2,
99.3 and 99.4, respectively, hereto.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure contained in Item 1.01 is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Set forth below is a list of Exhibits included as part of this Current Report.

      99.1 Certificate of Designation of Giant Motorsports, Inc., filed with the Nevada Secretary of State on September 8, 2005.

      99.2  Form of Investor Warrant.

      99.3  Form of Agent Purchase Option.

      99.4  Registration   Rights   Agreement    registering   the   Registrable
            Securities.

      99.5 Agency Agreement between Giant Motorsports, Inc. and the Placement Agent.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

                   Remainder of Page Intentionally Left Blank

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                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GIANT MOTORSPORTS, INC.


                              By: /s/ Gregory A. Haehn
                                  ----------------------------------------------
                                  Name:  Gregory A. Haehn
                                  Title: President and Chief Operating Officer

Dated:  September 20, 2005

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                                  EXHIBIT INDEX

Exhibit No.             Description
-----------             -----------

99.1 Certificate of Designation of Giant Motorsports, Inc., filed with the Secretary of the State of Nevada on September 8, 2005.

99.2                    Form of Investor Warrant.

99.3                    Form of Purchase Option.

99.4                    Registration Rights Agreement registering the
                        Registrable Securities.

99.5                    Agency Agreement between Giant Motorsports, Inc. and the
                        Placement Agent.